Exhibit 10.2

LEASE AMENDMENT NO. 9

This Lease Amendment No. 9 (the “Ninth Amendment”), dated for reference purposes only April 9, 2020, is entered into by and between Pac West Office Equities, LP, a California limited partnership (“Landlord”), and Arcadia Biosciences, Inc., a Delaware corporation (“Tenant”). (Landlord and Tenant are collectively referred to herein as the “Parties”).

RECITALS

1.

Landlord and Tenant are parties to that that certain lease dated for reference purposes only March 17, 2003, as amended by those certain amendments dated for reference purposes only June 30, 2004, August 22, 2007, May 16, 2012, June 29, 2015, January 18, 2018, February 15, 2018, May 22, 2018 and January 24, 2020 (collectively, the “Lease”) with respect to the premises described therein as Suite 105 containing approximately 9,224 rentable square feet located on the 1st floor, Suite 200, containing approximately 7,056 rentable square feet, and Suite 220 containing approximately 5,200 square feet, together with the “IT Closet”, located on the 2nd floor, for an approximate combined rentable square feet of 21,480, which Suites are a portion of the “Building” containing approximately 105,307 rentable square feet, commonly known by the street address of 202 Cousteau Place, located in the City of Davis, County of Yolo, State of California, with zip code 95616 (the “Premises”).

2.	The Parties now desire to amend the Lease upon the terms and conditions set forth in this Ninth Amendment.

AGREEMENT

THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby mutually agree as follows:

1.	Modification of Base Rent. Effective upon mutual execution of this Ninth Amendment, commencing April 1, 2020, Base Rent shall be adjusted in accordance with the Rent Schedule set forth below:

4/1/2020	–	6/30/2020	$38,567.00 per month
7/1/2020	–	7/31/2020	$52,337.09 per month
8/1/2020	–	3/31/2021	$53,494.33 per month
4/1/2021	–	7/31/2021	$53,884.33 per month
8/1/2021	–	3/31/2022	$55,076.16 per month
4/1/2022	–	7/31/2022	$55,477.86 per month
8/1/2022	–	3/31/2023	$56,705.34 per month
4/1/2023	–	7/31/2023	$57,119.09 per month
8/1/2023	–	3/31/2024	$58,383.40 per month
4/1/2024	–	7/31/2024	$58,809.56 per month
8/1/2024	–	3/31/2025	$60,111.79 per month

2.

Lease Status. Tenant warrants, represents and certifies to Landlord that, to the best of Tenant’s actual knowledge, as of the date of this Ninth Amendment: (a) Landlord is not in default under the Lease; (b) Tenant has accepted possession and now occupies the Premises and is currently open for business; (c) Tenant does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due; (d) Tenant has not made any assignment, sublease, transfer, or conveyance of the Lease or any interest therein or in the Premises; (e) no actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

3.	Counterparts. This Ninth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.
4.	All other terms and conditions of the Lease shall remain the same in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Ninth Amendment to be executed as of the day and year written below.

	LANDLORD:			TENANT:
	Pac West Office Equities, LP, a California limited partnership			Arcadia Biosciences, Inc., a Delaware corporation
	By:	PW GP, LP, a California limited partnership, General Partner		By:
Name: Matthew Plavan
	By:		PW Lead, LLC, a California limited liability company, General Partner	Its: President & CEO
4/20/2020
		By:		By:
Name:
			Daniel Corfee, Investment Committee Chair	Its:

4/20/2020				Date: April 20 , 2020
By:
Larry Allbaugh, Investment Committee Member
Date: April 20 , 2020